UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): December 9, 2003

               HEMAGEN DIAGNOSTICS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11700 (Commission File Number)	04-2869857 (IRS Employer Identification No.)

9033 Red Branch Road, Columbia, Maryland (Address of Principal Executive Offices)	21045 (Zip Code)

Registrant's telephone number, including area code	(410) 740-3198

        (Former name or former address, if changed since last report.)

Item 12 – Results of Operations and Financial Condition.

        On December 9, 2003, the Registrant issued a press release announcing its financial results for the quarter ended September 30, 2003. A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference.

        The attached press release contains a non-GAAP financial measure. To supplement Hemagen’s consolidated financial statements presented in accordance with GAAP, management uses the non-GAAP measure of net earnings/loss before non-cash charges of depreciation, amortization and non-cash interest. This non-GAAP adjustment is provided to enhance the user’s overall understanding of Hemagen’s current financial performance and prospects for the future. Specifically, management believes the non-GAAP financial measure provides useful information to both management and investors by excluding certain non-cash charges that are not indicative of Hemagen’s core operating results or cash utilization rate. In addition, since Hemagen has historically reported non-GAAP results to the investment community, management believes the inclusion of this non-GAAP financial measure provides consistency in Hemagen’s financial reporting. Further, this non-GAAP financial measure is one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 9, 2003	HEMAGEN DIAGNOSTICS, INC. BY: /s/Deborah F. Ricci —————————————— Deborah F. Ricci (Principal Accounting Officer)

INDEX TO EXHIBITS

Index Number	Exhibit Description
99	Press release dated December 9, 2003.